EXHIBIT 10(jj)


                     AGREEMENT ON TRANSFER OF PARTICIPATION
                            IN LUKO CZECH.NET, S.R.O.


THIS AGREEMENT is made on 11th June, 1999 BETWEEN:

(1) MR. RICHARD KOZA, resident at Eledrova 699, Praha 8, the Czech Republic, birth registration No.710718/7494 ("Mr. Koza");

(2) MRS. LUCIE KOZOVA, resident at Eledrova 699, Praha 8, the Czech Republic, birth registration No.7053 18/0167 ("Mrs. Kozova");

      Mr. Koza and Mrs. Kozova' being referred to jointly herein as the "Transferors"; and

(3) EuroWeb International Corp., a company incorporated under the laws of the state of New York, having its registered seat at 445 Park Avenue, 15th Floor, New York, NY 10022, USA, duly represented by Csaba Toro (the "Transferee").

THE PARTIES HAVE AGREED AS FOLLOWS:

1.    SUBJECT OF THE AGREEMENT

(1) This agreement (the "Agreement') relates to the transfer of the Transferors' participation interests in LUKO CZECH-NET, spol. s.r.o., a Czech limited liability company entered in the Commercial Register maintained by the Regional Commercial Court for Prague, Section C, Entry 18480, (identification number) IC48591319, having its registered office at Argentinska 38, 170 05 Praha 7, Czech Republic (the "Company")., to the Transferee as further specified in Clause 1 paragraphs (3) and (4) of this Agreement.

(2) The Transferors hereby represent that, in accordance with Section 115 of Act no.5 13/1991 Coil. (hereinafter the "Commercial Code') and the Memorandum of Association of the Company, dated 24th February, 1993 (hereinafter the "Memorandum of Association'), the Transferors are entitled to transfer their participation interests to the Transferee.

(3) The registered capital of the Company is CZK 100,000 (the "Registered Capital"). The Transferors have 100% of the participation interests in the Company (hereinafter the "Participation Interests") which will be transferred under this Agreement. The Transferors declare that they are the lawful owners of the Participation Interests and that they are free of any pledges, charges or any other encumbrances.

(4) In accordance with the Memorandum of Association and this Agreement, the Transferors hereby transfer their Participation Interests to the Transferee. Together with the transfer of the Participation Interests, the Transferors hereby transfer to the Transferee their entire paid up contribution in the Registered Capital in the amount of CZK 100,000.

(5) The Transferee hereby represents that it accepts the Participation Interests and accedes without


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      reservation to the Memorandum of Association. The Transferee will become the legal successor to the Transferors and assume all rights and obligations under the Memorandum of Association and Czech law.

(6) For the avoidance of doubt, the Transferors acknowledge that they have waived their preemption rights under the Memorandum of Association.

2.    PRICE

      The Transferee undertakes to pay to the Transferors the purchase price for the transfer of the Participation Interests in total amounting to:

      (a)   USD 900,000 (nine hundred thousand US Dollars);

      (b)   450,000 (four hundred and fifty thousand) shares in the Transferee;
            and

      (c) additional shares in the Transferee to be issued to the Transferors when the shares issued under paragraph (b) above are registered, calculated to ensure that, at that point, the value of the shares in the Transferee issued in accordance with this agreement amounts to USD 900,000 (nine hundred thousand US Dollars).

3.    FINAL PROVISIONS

(1) This Agreement shall be governed by and construed in accordance with Czech law.

(2) The transfer of the Participation Interests will become effective on the date of delivery of this Agreement to the Company.

(3) The parties to this Agreement declare that they have read this Agreement, and that this Agreement has been executed in accordance with their free will.

(4) This Agreement has been set out in five copies in the English and Czech language. In the ease of any inconsistency between these two versions, the Czech version shall prevail.

In order to confirm their approval of the aforementioned, the parties hereto signed this Agreement on the day referred to above.


/s/Richard Koza
------------------
Richard Koza

/s/ Lucie Koxova
------------------
Lucie Kozova


/s/Csaba Toro
--------------------------
EuroWeb International Corp